EXHIBIT 23.1



CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 1996 Stock Incentive Plan (No.333-18601.), the 1986 Stock
Option Plan (No. 33-60101 and No. 33-52622) of HemaCare
Corporation our report dated February 17, 2004, with respect to the consolidated financial statements of HemaCare Corporation included in the Annual Report (Form
10-K) for the year ended December 31, 2003.


/s/ ERNST & YOUNG LLP

Los Angeles, California
March 22, 2004